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                                                                   EXHIBIT 99.2


                                CHARLES STIDHAM
                                  646-338-2910



The X-Change Corporation
Scott Thompson                                        July 20, 2005



Dear Scott:

Please accept this as my resignation as Chairman/CEO and as a Director of The X-Change corporation effective this date.


Sincerely,



/s/ Charles Stidham
Charles Stidham